Exhibit 23.6

DeGolyer and MacNaughton

5001 Spring Valley Road

Suite 800 East

Dallas, Texas 75244

January 16, 2019

Denbury Resources Inc.

5320 Legacy Drive

Plano, Texas 75024

Ladies and Gentlemen:

As independent petroleum engineers, we hereby consent to the inclusion of information included or incorporated by reference in the Registration Statement on Form S-4 of Denbury Resources Inc. and any amendments thereto (the “Registration Statement”) with respect to the information contained in our firm’s reserves report dated January 31, 2018, included in the Annual Report on Form 10-K of Denbury Resources Inc. for the fiscal year ended December 31, 2017, as well as in the notes to the financial statements included therein, in reliance upon the report of this firm and upon the authority of this firm as experts in petroleum engineering. We hereby further consent to the reference to this firm under the heading “Experts” in the joint proxy statement/prospectus, which is a part of the Registration Statement.

Very truly yours,

/s/ DeGolyer and MacNaughton
DeGolyer and MacNaughton

Texas Registered Engineering Firm F-716